Exhibit 3.2

Ross Miller
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
/s/ Ross Miller	20080534714-24
Ross Miller	Filing Date an Time
Secretary of State	08/11/2008 12:10 PM
State of Nevada	Entity Number
C22490-1997

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PSPP Holdings, Inc.

2. The articles have been amended as follows:

Article 1: The name of the Corporation shall be "Cynosure Holdings, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:70.8%

4. Effective date of filing:

5. Signature

/s/ signature
Signature of Officer

Ross Miller
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
/s/ Ross Miller	20080534713-13
Ross Miller	Filing Date an Time
Secretary of State	08/11/2008 12:10 PM
State of Nevada	Entity Number
C22490-1997

Certificate of Change Pursuant
To NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

PSPP Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

175,000,000 shares of common stock, par value $0.001
10,000,000 shares of common stock, par value $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

175,000,000 shares of common stock, par value $0.001 (no change)
10,000,000 shares of preferred stock, par value $0.001 (no change)

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1/10 common shares exchanged for each 1 common share (a 1 for 10 reverse split)

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares shall be rounded up to the next whole number and issued from the Corporate Treasury

7. Effective date of filing

8. Officer Signature /s/ Frederic Richardson, President

PSPP HOLDINGS, INC.
CONSENT TO ACTION BY MAJORITY IN INTEREST
IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

The undersigned, being the owner of a majority of the voting power of the capital stock of PSPP Holdings, Inc. hereby executes this written consent to action in lieu of a formal meeting per Nevada Corporate Law and the Corporate By-Laws. The undersigned hereby waives all requirements of notice, including notice of purpose, per Nevada Corporation Law, and adopts the following resolutions as of August 7, 2008:

WHEREAS, the Board of Directors has recommended a Plan for amending the Articles of Incorporation, and amending the Articles of Incorporation, as set forth on the attached Articles of Amendment, including:

1. A change in the name of the corporation to "Cynosure Holdings, Inc."

2. A ten to one (10 - 1) reverse split in the outstanding common shares of the corporation such that the 679,971 outstanding common shares shall become 67,997.1 issued common shares.

3. That upon the completion of the ten to one (10 - 1) reverse split, that all fractional shares be rounded up to the next highest whole share.

RESOLVED, that whereas this Plan may require approval by a majority in voting power of the shareholders, the Plan is hereby recommended to the shareholders for approval and is submitted to them;

RESOLVED FURTHER, that no other aspect of the Articles of Incorporation be altered, changed or amended other than as contained herein;

RESOLVED FURTHER, it is in the best interests of the corporation to engage in this resolution;

RESOLVED FURTHER, that the officers of this corporation be and hereby are authorized, directed, and empowered to do any act necessary or desirable to effectuate the foregoing resolutions and to negotiate, execute, seal, acknowledge, deliver and/or file any documents, instruments, or other writings necessary or desirable to effectuate the foregoing resolutions, all such acts and writings being hereby ratified, confirmed, and adopted.

EAST COAST REALTY VENTURES, LLC

By: /s/ Frederic Richardson
Frederic Richardson (Majority Voting Interest)

PSPP HOLDINGS, INC.
UNANIMOUS CONSENT IN LIEU OF
SPECIAL MEETING OF DIRECTORS

The undersigned, being the sole Directors of PSPP Holdings, Inc. hereby execute this written consent to action, as provided by Section 141 of Title 8 of the Delaware Code and the applicable provisions of the corporate Bylaws, in lieu of a formal meeting. The undersigned hereby waives, pursuant to Nevada Corporation Law and the applicable provisions of the corporate Bylaws, all requirements of notice, including notice of purpose, whether contained in the Nevada Constitution, the Nevada Corporation Law, or the Bylaws of this corporation, and as of August 7, 2008 adopts the following resolutions:

RESOLVED, that the Articles of Incorporation shall be amended as set forth

1. A change in the name of the corporation to "Cynosure Holdings, Inc."

2. A ten to one (10 - 1) reverse split in the outstanding common shares of the corporation such that the 679,971 outstanding common shares shall become 67,997.1 issued common shares.

3. That upon the completion of the ten to one (10 - 1) reverse split, that all fractional shares be rounded up to the next highest whole share.

RESOLVED FURTHER, that no other aspect of the Articles of Incorporation be altered, changed or amended other than as contained herein;

RESOLVED FURTHER, that whereas this Plan may require approval by a majority in voting power of the shareholders, the Plan is hereby recommended to the shareholders for approval and is submitted to them;

RESOLVED, it is in the best interests of the corporation to engage in this resolution;

RESOLVED FURTHER, that the officers of this corporation be and hereby are authorized, directed, and empowered to do any act necessary or desirable to effectuate the foregoing resolutions and to negotiate, execute, seal, acknowledge, deliver and/or file any documents, instruments, or other writings necessary or desirable to effectuate the foregoing resolutions, all such acts and writings being hereby ratified, confirmed, and adopted.

/s/ Frederic Richardson	/s/ Adrienne Venson
Frederick Richardson, Director	Adrienne Venson, Director

/s/ Sarah Jackson	/s/ Linda Russell
Sarah Jackson, Director	Linda Russell, Director

/s/ Mark T. Johnson	/s/ Marc D. Manoff
Mark T. Johnson, Director	Marc D. Manoff, Director